UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2019

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37823	99-0360497
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (zip code)

(604) 629-5989

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMPI	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On June 3, 2019, DelMar Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) for the sale by the Company of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in a registered direct offering. The Purchasers in this offering have agreed to purchase, and the Company has agreed to sell, an aggregate of 1,170,000 shares of the Common Stock. In a concurrent private placement, the Company is also selling to the Purchasers warrants to purchase an aggregate of 760,500 shares of Common Stock (the “Warrants”). The purchase price per share of Common Stock and related Warrant is $3.10. Subject to certain ownership limitations, the Warrants will be exercisable commencing on the issuance date at an exercise price equal to $3.10 per share of Common Stock, subject to adjustments as provided under the terms of the Warrants. The Warrants are exercisable for five years from the date of issuance. Subject to certain exceptions set forth in the Warrants, if, on or prior to June 28, 2019, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues, any Common Stock or securities convertible into or exercisable for Common Stock at an effective price per share that is lower than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be reduced to equal the higher of  (A) such lower price or (B) $2.25.

The aggregate gross proceeds for the sale of the shares of Common Stock and Warrants will be approximately $3,627,000. The closing of the sales of the shares of Common Stock and Warrants is expected to occur on or about June 5, 2019 and is subject to customary closing conditions.

Maxim Group LLC acted as the lead placement agent and Dawson James Securities, Inc. (collectively, the “Placement Agents”) acted as co-placement agent for the Company, each on a “reasonable best efforts” basis, in connection with the offering described above (the “Offering”). The Company entered into a Placement Agency Agreement, dated as of June 3, 2019, by and among the Company and the Placement Agents (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agents will be entitled to a cash fee of 8% of the gross proceeds paid to the Company for the securities and $35,000 for the reimbursement of certain out-of-pocket expenses. Pursuant to the Placement Agency Agreement, the Company agreed to issue to the Placement Agents warrants to purchase up to 46,800 shares of Common Stock, or 4.0% of the number of shares of Common Stock sold in the Offering (the “PA Warrants” and together with the shares issuable upon exercise of the PA Warrants, the “PA Securities”). The PA Warrants will be exercisable at any time and from time to time, in whole or in part, commencing six months following the date of issuance and ending five years from the date of the execution of the Purchase Agreement, at a price per share equal to $3.875 (125% of the purchase price per share of Common Stock).

The net proceeds to the Company from the transaction, after deducting the placement agent’s fees and expenses, and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants, are expected to be approximately $3.2 million. The Company intends to use the net proceeds of this offering for its clinical trials and for general corporate purposes, which may include working capital, capital expenditures, research and development and other commercial expenditures. In addition, the Company may use the net proceeds from this offering for acquisitions or investments in businesses, products or technologies that are complementary to its business.

The shares of Common Stock sold in the offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission (the “SEC”) and declared effective on September 27, 2016 (File No. 333-213601) (the “Registration Statement”), and the base prospectus contained therein. The Company will file a prospectus supplement with the SEC in connection with the sale of the Common Stock.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Placement Agency Agreement and forms of the Purchase Agreement, the Warrant and the PA Warrant will be filed as Exhibits to an amendment to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which will be incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure regarding the Warrants and the PA Securities set forth under Item 1.01, which is incorporated by reference into this Item 3.02. The Warrants and PA Securities were offered and sold in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. Each Purchaser has represented that it is an accredited investor, as defined in Regulation D, and has acquired the Warrants for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The Warrants and PA Securities were not issued through any general solicitation or advertisement.

Item 7.01 Regulation FD Disclosure.

On June 3, 2019, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

Following the closing of the offering described under Item 1.01, the Company will only have approximately 1,022,700 shares of Common Stock available for issuance under its authorized but unissued shares of Common Stock. As a result, the Company intends to file an amendment to its Registration Statement on Form S-1 (Registration No. 333-230929) covering the securities to be issued in the Company’s proposed rights offering thereunder (the “Rights Offering”) to (i) reduce the number of the securities to be issued in the Rights Offering based on the available shares of Common Stock, (ii) to reduce the conversion price of the Series C Preferred Stock offered in the Rights Offering to $3.10 (the combined price of the securities sold in the offering described under Item 1.01), (iii) amend the warrant coverage to equal the warrant coverage in the offering described under Item 1.01 and (iv) to reduce the exercise price of the warrants offered in the Rights Offering to $3.10 (the exercise price of the Warrants sold in the offering described under Item 1.01).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of DelMar Pharmaceuticals, Inc. issued June 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: June 3, 2019	By:	/s/ Scott Praill
Name: Scott Praill
Title: Chief Financial Officer

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